SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [x]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
 Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SEVCON, INC.
(Name of registrant as specified in its charter)

MESON CAPITAL LP
MESON CONSTRUCTIVE CAPITAL LP
MESON CAPITAL PARTNERS LLC
RYAN MORRIS
BRYAN BOCHES
SHVETANK JAIN
ANTHONY L. POSAWATZ
 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[
] Check box if any part of the fee is offset as provided by Exchange Act
 Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

Meson Capital LP, together with the other participants named herein (collectively, "Meson"), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming 2017 annual meeting of stockholders of Sevcon, Inc., a Delaware corporation.

On January 30, 2017, Meson issued the following press release:

MESON CAPITAL PARTNERS, 20% STOCKHOLDER OF SEVCON,
BELIEVES THE COMPANY IS IN CLEAR VIOLATION OF SEC PROXY RULES
SAN FRANCISCO, CA--(PRNewswire – January 30, 2017) - Meson Capital Partners, LLC ("Meson"), a major and long-term stockholder of Sevcon, Inc. (NASDAQ: SEV) ("Sevcon" or the "Company") with approximately 20% of the Company's outstanding shares, believes Sevcon is in clear violation of SEC proxy rules for failing to identify Bassi Holdings as a participant in its solicitation.
The violation stems from a press release issued in Lugo, Italy on January 25, 2017 by Bassi Holding S.r.l. ("Bassi"), which owns 11.4% of Sevcon's outstanding shares, regarding the solicitation of proxies for the Company's February 7, 2017 Annual Meeting of Stockholders.
Meson believes this Press Release constitutes a solicitation by the Company and the Company has failed to disclose to stockholders that Bassi is a Participant in the Company's solicitation. Meson calls on the Company to immediately correct and update its filings, and provide such revised information to its stockholders to ensure that all in fact receive accurate information in advance of the Annual Meeting.

Important Stockholder Information
 Sevcon will hold its 2017 Annual Meeting of stockholders on February 7, 2017. Meson has filed with the Securities and Exchange Commission (the "SEC") and mailed to its stockholders a definitive proxy statement and form of GOLD proxy card in connection with the 2017 Annual Meeting. The definitive proxy statement contains important information about Meson, the 2017 Annual Meeting, and related matters.
STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ MESON'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.
Warning Regarding Forward Looking Statements
THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS "OUTLOOK", "BELIEVE", "INTEND", "EXPECT", "POTENTIAL", "WILL", "MAY", "SHOULD", "ESTIMATE", "ANTICIPATE", AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS, EXPECTATIONS, ESTIMATES AND PROJECTIONS REGARDING THE COMPANY AND PROJECTIONS REGARDING THE INDUSTRY IN WHICH IT OPERATES. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR AS A RESULT OF VARIOUS RISKS, REASONS AND UNCERTAINTIES. FURTHER, SUCH RISKS, REASONS AND UNCERTAINTIES COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. ACCORDINGLY, YOU SHOULD NOT RELY UPON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS AND ACTUAL RESULTS MAY VARY MATERIALLY FROM WHAT IS EXPRESSED IN OR INDICATED BY THE FORWARD-LOOKING STATEMENTS.

MEDIA CONTACT
Andrew Blum
AJB Communications
917.783.1680
ajbcomms@gmail.com

SHAREHOLDER CONTACT
John Glenn Grau
InvestorCom
Direct:203.295.7841
Main: 203 972.9300 ext. 11
jgrau@investor-com.com